SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  June 5, 1995



                         Seafield Capital Corporation
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            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
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     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
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            (Registrant's telephone number, including area code)



Item 5.     Other Events

On June 1, 1995, Seafield Capital Corporation (Seafield) issued a news release. The text of the news release is as follows:

"Seafield Capital Corporation (Seafield) announced the closing of the sale of its 80.1% stock position in Agency Premium Resource, Inc. (APR) to Anuhco, Inc. Anuhco also acquired the remaining 19.9% of APR from APR management. The sales price for 100% of APR was $11.5 million. Seafield generated an after-tax gain of approximately $1.2 million on the sale of its stock.

Seafield also announced the completion of an asset purchase agreement of Tenenbaum Associates, Inc. to Ernst and Young. The earnings effect of this sale is approximately break-even for Seafield, with after-tax proceeds equaling book value.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



Date:  June 5, 1995                        By:  /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary